FOR IMMEDIATE RELEASE

CONTACT:

PetSmart Investor Relations
(623) 587-2025

PetSmart Media Line
623-587-2177

PETSMART REPORTS RESULTS FOR THE THIRD QUARTER 2008

• Earnings of $0.28 per Share	• Comp Sales Growth of 5.4 Percent

• Net Sales Growth of 12.1 Percent	• Services Sales Growth of 15.2 Percent
PHOENIX — November 19, 2008 — PetSmart, Inc. (NASDAQ: PETM) today reported net income of $35.8 million, or $0.28 per share, for the third quarter of 2008. That compares with net income of $29.5 million, or $0.23 per share, for the third quarter of 2007.
Net sales for the third quarter of 2008 increased 12.1 percent to $1.3 billion, compared to the third quarter of 2007. Comparable store sales — or sales in stores open at least a year — grew 5.4 percent in the third quarter, on top of 1.4 percent growth in the same period in 2007. During the third quarter, pet services sales were $127.8 million, up 15.2 percent from the third quarter of last year.
“The unique blend of staples and discretionary items inherent to our business model has allowed us to manage through this challenging environment and deliver on our guidance for the quarter,” said Phil Francis, Chairman and Chief Executive Officer. “But we are not immune to the pressures of a slowing economy. We have decided to pull back even further on our capital spending in 2009 and focus on consistent execution and on outperforming in those areas of the business that differentiate PetSmart from the competition.”
Guidance
“In the fourth quarter we expect to deliver earnings per share between 59 and 62 cents and comparable store sales in the low to mid-single digits,” said Chip Molloy, Chief Financial Officer. “Our guidance assumes that current trends continue, including some inflation benefit on the top line, product margin pressure and ongoing expense leverage.”
2008 Full Year Guidance
•	Total sales growth: High-single digits

•	Comparable store sales growth: Low- to mid-single digits

•	Operating income percentage: Down approximately 20 to 30 basis points as a percentage of sales

•	Net interest expense: Approximately $15 million per quarter

•	Income tax rate: 38 to 39 percent

•	Earnings per share: $1.49 to $1.52 per share

•	Capital expenditures: $285 million or lower

•	Net new store growth: 100 to 104

•	PetsHotel growth: 45
Conference call information
PetSmart management has scheduled a teleconference for 4:30 p.m. (EST) today to discuss results for the third quarter of 2008 as well as the current outlook. This teleconference will be webcast live for all investors at www.petm.com or www.streetevents.com. The webcast will be available until the company announces results for the fourth quarter of 2008. In addition, you can listen to the call live by dialing 866-238-1645 (within the United States and Canada) or 703-639-1163 (for international callers), code 1298971. A phone replay will be available through December 3, 2008, at 888-266-2081 in the United States and Canada, or at 703-925-2533 for international callers, code 1298971.
About PetSmart
PetSmart, Inc. is the largest specialty pet retailer of services and solutions for the lifetime needs of pets. The company operates more than 1,107 pet stores in the United States and Canada, 132 in-store PetSmart PetsHotels® cat and dog boarding facilities, and is a leading online provider of pet supplies and pet care information (www.petsmart.com). PetSmart provides a broad range of competitively priced pet food and pet products; and offers complete pet training, pet grooming, pet boarding, doggie day camp and pet adoption services. Since 1994, PetSmart Charities®, Inc., an independent 501(c)(3) non-profit animal welfare organization, has funded more than $70 million in grants and programs benefiting animal welfare organizations and, through its in-store pet adoption programs, has helped save the lives of more than 3 million pets.
Forward-looking statements
This news release contains forward-looking statements concerning our expectations for future performance, including the statements comprising our 2008 guidance. These “forward-looking statements” are based on currently available information, operating plans and projections about future events and trends. They inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include, but are not limited to: changes in general economic conditions; conditions affecting customer transactions and average ticket including, but not limited to, weather conditions or other seasonal events; our ability to compete effectively; disruption of our supply chain; our ability to effectively manage our growth and operations; changes in our cost structure; and changes in the legal or regulatory environment. Undue reliance should not be placed on such forward-looking statements as they speak only as of the date hereof, and we undertake no obligation to update these statements to reflect subsequent events or circumstances except as may be required by law. For additional information on these and other factors that arise when investing in PetSmart, please see our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K.
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PetSmart, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except par value)
Unaudited

	November 2,	February 3,	October 28,
	2008	2008	2007
Assets
Cash and cash equivalents	$54,317	$58,322	$57,493
Receivables, net	39,352	49,341	42,881
Merchandise inventories	612,246	501,212	530,131
Deferred income taxes	46,947	46,765	45,189
Prepaid expenses and other current assets	77,787	73,231	65,053

Total current assets	830,649	728,871	740,747

Property and equipment, net	1,328,554	1,230,770	1,194,909
Equity investment in affiliate	26,242	23,346	23,269
Deferred income taxes	111,837	108,544	85,733
Goodwill	39,057	44,333	43,543
Intangible assets, net	1,081	1,457	1,012
Other noncurrent assets	23,010	29,936	31,276

Total assets	$2,360,430	$2,167,257	$2,120,489

Liabilities and Stockholders’ Equity
Accounts payable and bank overdraft	$196,903	$172,352	$200,438
Accrued payroll bonus and employee benefits	144,341	132,768	139,074
Accrued occupancy expenses and deferred rents	58,718	46,955	52,254
Short-term debt	50,000	30,000	—
Current maturities of capital lease obligations	30,873	24,982	23,654
Other current liabilities	139,659	148,832	102,170

Total current liabilities	620,494	555,889	517,590

Long-term debt	—	—	80,000
Capital lease obligations	558,518	508,765	498,707
Deferred rents	92,071	88,954	87,116
Other noncurrent liabilities	28,584	27,052	32,428

Total liabilities	1,299,667	1,180,660	1,215,841

Stockholders’ Equity:
Preferred stock; $.0001 par value	—	—	—
Common stock; $.0001 par value	16	16	16
Additional paid-in capital	1,108,260	1,079,190	1,067,338
Retained earnings	861,527	758,674	687,111
Accumulated other comprehensive income	(2,217)	5,585	7,051
Treasury stock	(906,823)	(856,868)	(856,868)

Total stockholders’ equity	1,060,763	986,597	904,648

Total liabilities and stockholders’ equity	$2,360,430	$2,167,257	$2,120,489

PetSmart, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(in thousands, except per share and store data)
(Unaudited)

	Thirteen Weeks Ended		Thirteen Weeks Ended		Thirty-Nine Weeks Ended		Thirty-Nine Weeks Ended
	November 2, 2008	% of Sales	October 28, 2007	% of Sales	November 2, 2008	% of Sales	October 28, 2007	% of Sales

Net sales	$1,251,144	100.0%	$1,115,916	100.0%	$3,706,023	100.0%	$3,344,222	100.0%
Cost of sales	893,448	71.4%	784,387	70.3%	2,625,553	70.8%	2,327,892	69.6%

Gross profit	357,696	28.6%	331,529	29.7%	1,080,470	29.2%	1,016,330	30.4%

Operating, general and administrative expenses	285,571	22.8%	271,920	24.4%	852,678	23.0%	795,401	23.8%

Operating income	72,125	5.8%	59,609	5.3%	227,792	6.1%	220,929	6.6%

Gain on sale of investment	—	0.0%	—	0.0%	—	0.0%	95,363	2.9%
Interest expense, net	(14,769)	-1.2%	(12,746)	-1.1%	(43,722)	-1.2%	(30,303)	-0.9%

Income before income tax expense and equity in income from investee	57,356	4.6%	46,863	4.2%	184,070	5.0%	285,989	8.6%

Income tax expense	(22,492)	-1.8%	(18,223)	-1.6%	(72,684)	-2.0%	(104,299)	-3.1%

Equity in income from investee, net of tax	959	0.1%	812	0.1%	2,896	0.1%	1,593	0.0%

Net income	$35,823	2.9%	$29,452	2.6%	$114,282	3.1%	$183,283	5.5%

Earnings per common share:
Basic	$0.29		$0.23		$0.92		$1.40

Diluted	$0.28		$0.23		$0.90		$1.37

Weighted average shares outstanding:
Basic	124,122		127,431		124,308		130,979
Diluted	126,795		130,528		126,761		134,216

Stores open at beginning of each period	1,075		966		1,008		908
Stores opened during each period	32		31		104		94
Stores closed during each period	—		(5)		(5)		(10)
Stores open at end of each period	1,107		992		1,107		992